Exhibit 99.1

Baker Hughes Announces Third-Quarter 2026 Results
Third-quarter highlights
•Orders of $10.8 billion, including $5.9 billion of IET orders.
•RPO of $46.4 billion, including record IET RPO of $39.4 billion.
•Revenue of $8.0 billion.
•Attributable net income of $411 million.
•GAAP diluted EPS of $0.41 and adjusted diluted EPS* of $0.70.
•Adjusted EBITDA* of $1,415 million.
•Cash flows from operating activities of $1,005 million and free cash flow* of $769 million.
HOUSTON & LONDON (October 27, 2026) – Baker Hughes Company (Nasdaq: BKR) ("Baker Hughes" or the "Company") announced results today for the third quarter of 2026.
"Baker Hughes delivered another strong quarter, reflecting disciplined operational execution and broad-based commercial momentum across the company. Performance across IET, OFSE and Chart highlights the strength of our expanded portfolio and the growing value of our complementary capabilities as we build a more industrialized energy solutions company positioned across attractive energy and industrial markets."
"Alongside continued strong operational results, IET achieved its second-largest order quarter, booking $5.9 billion and driving RPO to another record. Broad-based demand across data centers, space, LNG and gas infrastructure, together with ongoing capacity expansions, reinforces our long-term growth outlook and supports raising our full-year IET order guidance and Horizon 2(1) IET order outlook to $50 billion plus. The resulting backlog growth provides greater revenue visibility while expanding our installed base and long-term aftermarket opportunity."
"OFSE delivered another solid quarter, supported by growing momentum across international markets led by a meaningful improvement in the Middle East. We see additional opportunity as customers increasingly prioritize maximizing recovery and extending asset life, areas where the breadth of Baker Hughes' capabilities positions us to deliver more integrated solutions through our Mature Assets Solutions offering."
"Chart delivered a solid first quarter as part of Baker Hughes. Integration is also progressing at a strong pace, and early synergy actions reinforce our confidence in the value creation opportunity ahead. By connecting complementary technologies, installed bases and customer relationships, we are expanding our ability to pursue larger opportunities and deliver more integrated solutions across energy and industrial markets."
"Energy security, rising demand for AI and emerging opportunities across growth markets are creating new opportunities across our energy upstream, energy infrastructure and industrial end markets. With a record RPO, robust order pipeline, growing installed base and inflecting energy upstream market, Baker Hughes is well positioned to deliver durable growth, stronger earnings power and long-term value for shareholders," concluded Simonelli.
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
(1) Horizon 2 represents 2026-2028.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results

	Three Months Ended			Variance
(in millions except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
Orders	$10,764	$10,501	$8,207	2%	31%
Revenue	8,025	6,742	7,010	19%	14%
Net income attributable to Baker Hughes	411	681	609	(40%)	(33%)
Adjusted net income attributable to Baker Hughes*	695	640	678	8%	2%
Adjusted EBITDA*	1,415	1,231	1,238	15%	14%
Diluted earnings per share (EPS)	0.41	0.68	0.61	(40%)	(33%)
Adjusted diluted EPS*	0.70	0.64	0.68	8%	2%
Cash flow from operating activities	1,005	1,345	929	(25%)	8%
Free cash flow*	769	1,109	699	(31%)	10%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Certain columns and rows in our tables and financial statements may not sum up due to the use of rounded numbers.
"F" is used in the above table when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
Quarter Highlights
Executing our portfolio management strategy
•Completed the previously announced all-cash acquisition of Chart Industries, Inc. ("Chart"), adding complementary capabilities that strengthen Baker Hughes’ portfolio and advance its strategy to deliver more integrated solutions across attractive industrial and energy markets, while increasing its installed base and recurring aftermarket opportunities.
Key awards and technology achievements
Leveraging enterprise-wide capabilities
•Expanded Baker Hughes’ relationship with Venture Global through a major LNG award for the Plaquemines expansion, including IET equipment across four liquefaction blocks comprising eight modules, in addition to Chart cold boxes.
Industrial & Energy Technology
Industrial & Energy Technology (“IET”) delivered broad-based commercial wins across energy and industrial markets, reflecting strong demand for its power generation, compression, digital and lifecycle service capabilities.
•Secured a major integrated power generation order to supply 1.1 gigawatt (GW) of power for a major U.S. technology company. The orders include 43 NovaLT™ and Frame 5 gas turbine packages, with gearboxes and BRUSH™ Power Generation generators to provide reliable, scalable power for advanced computing infrastructure supporting AI model training, inference, and physical AI workloads.
•Venture Global awarded Baker Hughes a substantial order for the Cloud Connector Pipeline project, including 13 Frame 5/2E gas turbine-driven compression systems to support one of the largest deployments for LNG feed gas transportation in the United States.
•Awarded a major power generation equipment order representing approximately 500 megawatts of power capacity for AI infrastructure development. Baker Hughes will provide 18 Frame 5 gas turbine generator packages with BRUSH™ Power Generation generators technology to support data center projects for a U.S. energy company.
•Received several compressor upgrade awards across the Middle East and Asia, marking a record quarter for compressor upgrade activity and reflecting continued customer investment in the installed base to improve reliability, performance and equipment longevity.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
•Secured a significant long-term service agreement from SBM Offshore, covering 27 LM2500 gas turbines across four FPSOs. The agreement combines maintenance services with iCenter™ digital services for remote and condition-based monitoring to enhance equipment reliability and availability.
•Signed a significant integrated FPSO equipment order for gas compression and power generation, expanding Baker Hughes’ installed base in a major offshore field. The integrated award includes centrifugal compressors driven by LM2500 aeroderivative gas turbines for medium- and high- pressure gas compression, electric motor-driven centrifugal compressors for low-pressure gas compression, and 4-pole generators driven by LM2500 aeroderivative gas turbines for power generation.
•Industrial Solutions secured key Cordant™ wins across the data center, LNG and industrial markets, including a preferred-supplier agreement with an OEM and sensing, protection and asset health awards supporting key customers.
•Building on our long-standing relationship with Petrobras, Baker Hughes will deploy Cordant™ Process Optimization across seven offshore production units to optimize compression operations, improve efficiency, reduce emissions and support production performance.
•Secured an order for Masoneilan™ control valves across six reactor units in Europe. This award strengthens our position in the growing nuclear newbuild market, while expanding our installed base and creating attractive aftermarket opportunities over the life of these assets.
Oilfield Services & Equipment
Oilfield Services & Equipment (“OFSE”) secured strategic awards showcasing its differentiated capabilities across geographies and applications.
•Signed a multi-year contract with Oil & Gas Development Company (OGDC) to optimize production and recovery across more than 120 wells in Pakistan’s mature oil & gas fields, integrating Baker Hughes’ subsurface expertise, surface production technologies and digital solutions.
•Awarded a substantial subsea systems contract by Searah North Ganal Limited(2) for the integrated development of the Geng North and Gehem fields in Indonesia. Baker Hughes will supply 17 deepwater horizontal tree systems, associated manifolds and connections, subsea controls and distribution systems, as well as Cordant™ asset protection and condition monitoring solutions.
•Secured a significant award from bp to provide integrated offshore production enhancement and stimulation services in the UK North Sea. Baker Hughes will deploy a vessel-based solution featuring StimFORCE™ technology to support new well development and enhanced recovery from mature fields, optimizing reservoir performance across bp’s North Sea fields.
•Signed a significant integrated subsea systems award with Eni for the deepwater Cronos gas development offshore Cyprus, supporting a fast-track approach to safely develop reserves. The scope includes four subsea tree systems, wellheads, manifolds and connections, topside controls and associated services.
•Received an award from Kuwait Oil Company (KOC) to provide hybrid Kymera™ drill bits, as well as polycrystalline diamond compact (PDC) and tricone drill bits for drilling applications.
•Secured multiple drill bit awards in Türkiye, one of the world’s largest geothermal power markets. The awards include first-time orders from multiple geothermal operators, further strengthening the Company’s position in this important market for always-on energy.
•KOC awarded Baker Hughes a significant multi-year contract to deploy fit-for-purpose production, digital and AI-enabled solutions, while establishing an in-country research and technology development center to accelerate innovation, optimize upstream production and build local expertise.
•Received a significant award to deliver subsea production systems and services for gas field development in Azerbaijan, inclusive of Aptara trees, wellheads and associated distribution, controls and connections.
(2) Searah North Ganal Limited is a subsidiary of Searah Limited, a joint venture between Eni and PETRONAS.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
•Received a significant integrated Well Construction award from Eni for the Baleine Phase 3 project in Côte d’Ivoire. The scope will include drilling services, digital solutions, drilling fluids, cementing, drill bits, liner hangers and wellbore clean out to support full-field production.
Chart
Following the acquisition, the Chart segment delivered broad-based orders across its diverse customer base, while opening new opportunities across Baker Hughes’ technology portfolio and global commercial network.
•Expanded relationships with three commercial space customers through launch-pad equipment and specialized tank awards, supporting next-generation testing and launch infrastructure.
•Building on its established relationship with Golar LNG, Baker Hughes will supply two cryogenic cold boxes and two Peter Brotherhood steam turbines for the customer's fourth floating LNG project.
•Hanwha Engine Co. Ltd. placed additional orders for Howden exhaust gas recirculation blowers, strengthening Howden’s position as a preferred supplier of marine emissions-reduction technology.
•Leveraging its leadership in cooling fan technology, Baker Hughes received an order from Bechtel to supply air coolers for the heat rejection system supporting an expansion train at an existing Gulf Coast LNG export facility.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Consolidated Financial Results

Revenue for the quarter was $8,025 million, an increase of $1,283 million, or 19% sequentially, and up $1,015 million, or 14% year-over-year. The increase in revenue year-over-year was mainly driven by the contribution from the Chart acquisition.
The Company's total book-to-bill ratio in the third quarter of 2026 was 1.3; the IET book-to-bill ratio was 1.7.
Net income, as determined in accordance with generally accepted accounting principles in the United States ("GAAP") for the third quarter of 2026, was $411 million. Net income decreased $270 million, or 40% sequentially, and decreased $198 million, or 33% year-over-year.
Adjusted net income (a non-GAAP financial measure) for the third quarter of 2026 was $695 million, which excludes adjustments totaling $284 million. A list of the adjusting items and associated reconciliation from GAAP has been provided in Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted net income for the third quarter of 2026 was up $55 million, or 8% sequentially, and up $17 million, or 2% year-over-year.
Depreciation and amortization for the third quarter of 2026 was $505 million.
Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2026 was $1,415 million, which excludes adjustments totaling $214 million. See Table 1a in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted EBITDA for the third quarter was up $184 million, or 15% sequentially, and up $177 million, or 14% year-over-year.

The sequential increase in adjusted net income and adjusted EBITDA was primarily driven by the Chart acquisition, higher volume and price, partially offset by reduced productivity benefits and inflation.

The year-over-year increase in adjusted net income and adjusted EBITDA was primarily driven by the Chart acquisition, price, higher volume, and cost-out initiatives, partially offset by reduced productivity benefits, change in business mix, and inflation.
Other Financial Items
Remaining Performance Obligations ("RPO") in the third quarter of 2026 ended at $46.4 billion, an increase of $6.4 billion from the second quarter of 2026. OFSE RPO was $3.4 billion, up $0.4 billion sequentially, while IET RPO was $39.4 billion, up $2.3 billion sequentially. Within IET RPO, Gas Technology Equipment and Gas Technology Services were $16.5 billion and $16.8 billion, respectively. Chart RPO was $3.6 billion for the third quarter.
Income tax expense in the third quarter of 2026 was $97 million.
Other (income) expense, net in the third quarter of 2026 was $157 million, primarily from transaction related costs incurred in connection with business disposals and acquisitions.
GAAP diluted earnings per share was $0.41 for the third quarter of 2026. Adjusted diluted earnings per share (a non-GAAP financial measure) was $0.70. Excluded from adjusted diluted earnings per share were all items listed in Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Cash flow from operating activities was $1,005 million for the third quarter of 2026. Free cash flow (a non-GAAP financial measure) for the quarter was $769 million. A reconciliation from GAAP has been provided in Table 1c in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Capital expenditures, net of proceeds from disposal of assets, were $236 million for the third quarter of 2026, of which $145 million was for OFSE, $65 million was for IET, and $15 million was for Chart.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results on a sequential or year-over-year basis, depending on the business dynamics of the reporting segments.
Oilfield Services & Equipment

(in millions)	Three Months Ended			Variance
Segment results	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
Orders	$4,047	$3,413	$4,068	19%	(1%)
Revenue	$3,660	$3,451	$3,636	6%	1%
EBITDA	$659	$605	$671	9%	(2%)
EBITDA margin	18.1%	17.5%	18.5%	0.5pts	-0.4pts

(in millions)	Three Months Ended			Variance
Revenue by Product Line	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
Well Construction	$958	$899	$954	7%	—%
Completions, Intervention, and Measurements	1,008	944	945	7%	7%
Production Solutions	983	930	966	6%	2%
Subsea & Surface Pressure Systems	711	678	771	5%	(8%)
Total Revenue	$3,660	$3,451	$3,636	6%	1%

(in millions)	Three Months Ended			Variance
Revenue by Geographic Region	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
North America	$955	$933	$980	2%	(3%)
Latin America	674	732	603	(8%)	12%
Europe/CIS/Sub-Saharan Africa	770	568	599	35%	29%
Middle East/Asia	1,261	1,218	1,454	3%	(13%)
Total Revenue	$3,660	$3,451	$3,636	6%	1%

North America	$955	$933	$980	2%	(3%)
International	$2,705	$2,518	$2,656	7%	2%
EBITDA excludes depreciation and amortization of $266 million, $266 million, and $221 million for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively. EBITDA margin is defined as EBITDA divided by revenue.
"F" is used in the above table when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
OFSE orders of $4,047 million for the third quarter of 2026 increased by $634 million, or 19% sequentially. Subsea and Surface Pressure Systems orders were $1,090 million, up $423 million, or 63% sequentially, and down $100 million, or 8% year-over-year.
OFSE revenue of $3,660 million for the third quarter of 2026 was up $209 million, or 6% sequentially, and up $24 million, or 1% year-over-year. The year-over-year increase was driven mainly by higher activity in Europe/CIS/Sub-Saharan Africa and Latin America, partially offset by a decrease in Middle East/Asia due to the Surface Pressure Control ("SPC") disposition.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
North America revenue was $955 million, up $22 million, or 2% sequentially. International revenue was $2,705 million, up $187 million, or 7% sequentially, with an increase in Europe/CIS/Sub-Saharan Africa, and Middle East/Asia.
Segment EBITDA for the third quarter of 2026 was $659 million, an increase of $54 million, or 9% sequentially. The sequential increase in EBITDA was a result of higher volume and price, partially offset by reduced productivity benefits, primarily reflecting the linearity of variable expenses, and a change in business mix.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Industrial & Energy Technology

(in millions)	Three Months Ended			Variance
Segment results	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
Orders	$5,886	$7,088	$4,139	(17%)	42%
Revenue	$3,477	$3,291	$3,374	6%	3%
EBITDA	$685	$678	$635	1%	8%
EBITDA margin	19.7%	20.6%	18.8%	-0.9pts	0.9pts

(in millions)	Three Months Ended			Variance
Orders by Product Line	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
Gas Technology Equipment	$3,120	$4,913	$2,174	(36%)	43%
Gas Technology Services	1,127	1,314	896	(14%)	26%
Total Gas Technology	4,247	6,227	3,070	(32%)	38%
Industrial Products	591	533	481	11%	23%
Industrial Solutions	244	274	336	(11%)	(28%)
Total Industrial Technology	835	807	817	3%	2%
Climate Technology Solutions	804	54	253	F	F
Total Orders	$5,886	$7,088	$4,139	(17%)	42%

(in millions)	Three Months Ended			Variance
Revenue by Product Line	September 30, 2026	June 30, 2026	September 30, 2025	Sequential	Year-over-year
Gas Technology Equipment	$1,576	$1,524	$1,687	3%	(7%)
Gas Technology Services	897	831	803	8%	12%
Total Gas Technology	2,473	2,355	2,490	5%	(1%)
Industrial Products	537	549	511	(2%)	5%
Industrial Solutions	205	182	288	13%	(29%)
Total Industrial Technology	742	731	799	2%	(7%)
Climate Technology Solutions	262	205	84	28%	F
Total Revenue	$3,477	$3,291	$3,374	6%	3%
EBITDA excludes depreciation and amortization of $62 million, $60 million, and $55 million for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively. EBITDA margin is defined as EBITDA divided by revenue.
"F" is used in the above table when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
IET orders of $5,886 million for the third quarter of 2026 increased by $1,747 million, or 42% year-over-year. The increase was driven by continued strength in Climate Technology Solutions ("CTS"), Gas Technology Equipment ("GTE") and Gas Technology Services ("GTS").
IET revenue of $3,477 million for the third quarter of 2026 increased 3% year-over-year, driven by an increase primarily in CTS and GTS, partially offset by a decrease in GTE and Industrial Solutions ("IS") reflective of the Precision Sensors & Instrumentation ("PSI") disposition.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Segment EBITDA for the quarter was $685 million, an increase of $50 million, or 8% year-over-year. The year-over-year increase in Segment EBITDA, after taking into consideration the impact of the PSI disposition, was driven by price and higher volume, partially offset by a change in business mix and inflation.
Chart

(in millions)	Three Months Ended
Segment results	September 30, 2026
Orders	$831
Revenue	$888
EBITDA	$156
EBITDA margin	17.6%

(in millions)	Three Months Ended
Orders by Product Line	September 30, 2026
Original Equipment	$587
Aftermarket	244
Total Orders	831

(in millions)	Three Months Ended
Revenue by Product Line	September 30, 2026
Original Equipment	$623
Aftermarket	265
Total Revenue	$888
EBITDA excludes depreciation and amortization of $170 million for the three months ended September 30, 2026. EBITDA margin is defined as EBITDA divided by revenue.
"F" is used in the above table when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
On July 16, 2026, Baker Hughes acquired Chart and third-quarter reported financial results reflect activity from the acquisition date through the quarter ended September 30, 2026.
Since the acquisition, Chart received orders of $831 million comprised of $587 million of Original Equipment orders and $244 million of Aftermarket orders, and achieved revenue of $888 million for the third quarter of 2026, driven by Original Equipment revenue of $623 million and Aftermarket revenue of $265 million. Chart's resulting Segment EBITDA for the quarter was $156 million.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Reconciliation of GAAP to non-GAAP Financial Measures
Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including adjusted EBITDA; adjusted net income attributable to Baker Hughes; and adjusted diluted earnings per share) and liquidity (free cash flow) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables us to evaluate our operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that free cash flow is an important supplemental measure of our cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.
Table 1a. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted EBITDA and Segment EBITDA

	Three Months Ended
(in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Net income attributable to Baker Hughes (GAAP)	$411	$681	$609
Net income attributable to noncontrolling interests	11	1	8
Provision for income taxes	97	210	204
Interest expense, net	177	66	56
Depreciation & amortization	505	333	282
Restructuring	28	11	—
Gain on business dispositions (1)	—	24	—
Change in fair value of equity securities (1)	(6)	(125)	8
Transaction related costs (1)	158	30	47
Inventory step-up charges	25	—	—
Other charges and credits (1)	9	—	24
Adjusted EBITDA (non-GAAP)	1,415	1,231	1,238
Corporate costs	79	82	76
Other (income) / expense not allocated to segments	6	(30)	(8)
Total Segment EBITDA (non-GAAP)	$1,500	$1,283	$1,306
OFSE	659	605	671
IET	685	678	635
Chart	156	—	—
(1)The gain on business dispositions, change in fair value of equity securities, transaction related costs, and other charges and credits are reported in "Other (income) expense, net" on the condensed consolidated statements of income (loss).
Table 1a reconciles net income attributable to Baker Hughes, which is the most directly comparable financial result determined in accordance with GAAP, to adjusted EBITDA and Segment EBITDA. Adjusted EBITDA and Segment EBITDA exclude the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Table 1b. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted Net Income Attributable to Baker Hughes

	Three Months Ended
(in millions, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Net income attributable to Baker Hughes (GAAP)	$411	$681	$609
Restructuring	28	11	—
Gain on business dispositions	—	24	—
Change in fair value of equity securities	(6)	(125)	8
Transaction related costs	158	30	54
Amortization of Chart intangible assets	143	—	—
Inventory step-up charges	25	—	—
Other adjustments	17	—	24
Tax adjustments	(81)	19	(17)
Total adjustments, net of income tax	284	(41)	69
Adjustments attributable to Baker Hughes	284	(41)	69
Adjusted net income attributable to Baker Hughes (non-GAAP)	$695	$640	$678

Denominator:
Weighted-average shares of Class A common stock outstanding diluted	998	997	992
Earnings per share - diluted (GAAP)	$0.41	$0.68	$0.61
Total adjustments per share, net of income tax	0.29	(0.04)	0.07
Adjusted earnings per share - diluted (non-GAAP)	$0.70	$0.64	$0.68
Table 1b reconciles net income attributable to Baker Hughes, which is the most directly comparable financial result determined in accordance with GAAP, to adjusted net income attributable to Baker Hughes. Adjusted net income attributable to Baker Hughes excludes the impact of certain identified items.
Table 1c. Reconciliation of Net Cash Flows from Operating Activities to Free Cash Flow

	Three Months Ended
(in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Net cash flows from operating activities (GAAP)	$1,005	$1,345	$929
Add: cash used for capital expenditures, net of proceeds from disposal of assets	(236)	(236)	(230)
Free cash flow (non-GAAP)	$769	$1,109	$699
Table 1c reconciles net cash flows from operating activities, which is the most directly comparable financial result determined in accordance with GAAP, to free cash flow. Free cash flow is defined as net cash flows from operating activities less expenditures for capital assets plus proceeds from disposal of assets.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Financial Tables (GAAP)
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Revenue	$8,025	$7,010	$21,354	$20,347
Costs and expenses:
Cost of revenue	6,097	5,309	16,343	15,556
Selling, general and administrative	732	597	1,844	1,716
Research and development costs	150	146	427	453
Restructuring	28	—	78	—
Amortization of acquired intangible assets	165	10	184	35
Other (income) expense, net	157	71	(534)	77
Interest expense, net	177	56	328	161
Income before income taxes	519	821	2,684	2,349
Provision for income taxes	(97)	(204)	(642)	(612)
Net income	422	617	2,042	1,737
Less: Net income attributable to noncontrolling interests	11	8	20	25
Net income attributable to Baker Hughes Company	$411	$609	$2,022	$1,712

Per share amounts:
Basic income per Class A common stock	$0.41	$0.62	$2.04	$1.73
Diluted income per Class A common stock	$0.41	$0.61	$2.03	$1.72

Weighted average shares:
Class A basic	993	986	992	988
Class A diluted	998	992	997	994

Cash dividend per Class A common stock	$0.23	$0.23	$0.69	$0.69

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Condensed Consolidated Statements of Financial Position
(Unaudited)

(In millions)	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$4,068	$3,715
Current receivables, net	7,871	6,641
Inventories, net	5,975	4,954
All other current assets	3,726	3,518
Total current assets	21,640	18,828
Property, plant and equipment, less accumulated depreciation	6,775	5,326
Goodwill	13,897	6,068
Other intangible assets, net	9,773	4,097
All other assets	6,978	6,562
Total assets	$59,063	$40,881
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$5,200	$4,579
Short-term debt	788	689
Progress collections and deferred income	8,037	5,904
All other current liabilities	3,450	2,705
Total current liabilities	17,475	13,877
Long-term debt	17,476	5,398
Liabilities for pensions and other postretirement benefits	978	1,066
All other liabilities	2,573	1,530
Equity	20,561	19,010
Total liabilities and equity	$59,063	$40,881

Outstanding Baker Hughes Company shares:
Class A common stock	993	987

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
(In millions)	2026	2026	2025
Cash flows from operating activities:
Net income	$422	$2,042	$1,737
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	505	1,192	861
Stock-based compensation cost	57	159	153
Change in fair value of equity securities	(6)	(81)	29
Gain on business dispositions	—	(697)	—
Benefit for deferred income taxes	(244)	(186)	(44)
Working capital	—	350	(34)
Other operating items, net	271	71	(554)
Net cash flows provided by operating activities	1,005	2,850	2,148
Cash flows from investing activities:
Expenditures for capital assets	(271)	(907)	(896)
Proceeds from disposal of assets	35	145	139
Net cash paid for acquisitions	(14,150)	(14,150)	(800)
Proceeds from business dispositions	69	1,450	—
Other investing items, net	41	60	(94)
Net cash flows used in investing activities	(14,276)	(13,402)	(1,651)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,000	11,885	—
Dividends paid	(228)	(684)	(683)
Repurchase of Class A common stock	—	—	(384)
Other financing items, net	(154)	(296)	(157)
Net cash flows provided by (used in) financing activities	1,618	10,905	(1,224)
Effect of currency exchange rate changes on cash and cash equivalents	(6)	—	56
(Decrease) increase in cash and cash equivalents	(11,659)	353	(671)
Cash and cash equivalents, beginning of period	15,727	3,715	3,364
Cash and cash equivalents, end of period	$4,068	$4,068	$2,693
Supplemental cash flows disclosures:
Income taxes paid, net of refunds	$288	$669	$754
Interest paid	$70	$307	$197

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: investors.bakerhughes.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management's outlook and the results reported in today's earnings announcement. The call will begin at 9:30 a.m. Eastern time, 8:30 a.m. Central time on Wednesday, October 28, 2026, the content of which is not part of this earnings release. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company's website at: investors.bakerhughes.com. An archived version of the webcast will be available on the website for one month following the webcast.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "would," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target," "goal," "guidance," "outlook" or other similar words or expressions. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K for the annual period ended December 31, 2025 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). The documents are available through the Company's website at: https://investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
•Economic and political conditions - the impact of worldwide economic conditions; the impact of inflation and interest rates; the impact of tariffs, including the potential for significant increases in tariffs and changes in global trade policy that could affect supply chain costs, pricing, and customer demand; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions and sanctions.
•Orders and RPO - our ability to execute on orders and RPO in accordance with agreed specifications, terms and conditions and convert those orders and RPO to revenue and cash.
•Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC production quotas.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2026 Results
•Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions, including Russia and Ukraine; and the recent conflict in the Middle East and the associated impact to the Strait of Hormuz; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
About Baker Hughes:
Baker Hughes (Nasdaq: BKR) is an energy technology company that provides solutions to energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward - making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com.

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For more information, please contact:

Investor Relations

Chase Mulvehill
+1 346-297-2561
investor.relations@bakerhughes.com

Media Relations

Adrienne M. Lynch
+1 713-906-8407
adrienne.lynch@bakerhughes.com